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                                                                      EXHIBIT 21

                          FOXMEYER HEALTH CORPORATION
                        SUBSIDIARIES OF THE REGISTRANT*
                              AS OF JUNE 19, 1996

* ALL SUBSIDIARIES ARE 100% OWNED EXCEPT WHERE OTHERWISE NOTED.

     FoxMeyer Corporation (Delaware)
          FoxMeyer Drug Company (Kansas)
               FoxMeyer Funding, Inc. (Delaware)
               Health Mart, Inc. (Colorado)
          FoxMeyer Software, Inc. (Delaware) (80%)
          Healthcare Transportation System, Inc. (Delaware)
          Merchandise Coordinator Services Corporation (Delaware) d/b/a FoxMeyer Trading Company

     Healthcare Connect, Inc. (Delaware)
      d/b/a CareStream
          Health Systems, Inc. (Delaware)
               FoxMeyer Canada Inc. (Ontario) (41%)
          OmNex Health, Inc. (Delaware)
               Health Care Pharmacy Providers, Inc. (Delaware) NexCare, Inc. (Delaware)
               Scrip Card Enterprises, Inc. (Utah)
               SCE Acquisition Corporation (Delaware)
               US HealthData Interchange, Inc. (Delaware)
     CareStream Holdings, Inc. (Delaware)
     Hamilton Morgan L.L.C. (Delaware) (69.8%)
     Intergroup Services, Inc. (Delaware)
     M&A Investments, Inc. (Delaware)
     National Aluminum Corporation (Delaware)
     National Intergroup Realty Bestgate. Inc. (Delaware) National Intergroup Realty Corporation (Delaware)
          National Intergroup Realty Riva, Inc. (Delaware) National Intergroup Realty Development, Inc. (Delaware)
          National Intergroup Ventures, Inc. (Delaware) National Intergroup Realty Funding, Inc. (Delaware) National Magnesium Corporation (Texas)
     National Steel Products Company (Texas)
     National Steel Products Company, Inc. (Indiana)
     Natmin Development Corporation (Delaware)
     Natoil Corporation (Kansas)
     NII Health Care Corporation (Delaware)
     NI World Trade, Incorporated (Delaware)
     Oceanside Enterprises, Inc. (Delaware)
     Riverside Insurance Co., Ltd. (Bermuda)
     Starcom International, Inc. (Delaware) (80%)



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